EXHIBIT 24.1

                              CERTIFIED RESOLUTIONS

     The undersigned, Secretary of Butler Manufacturing Company, a corporation organized and existing under the laws of the State of Delaware, does hereby certify that effective April 16, 2002, the Board of Directors of Butler Manufacturing Company (the "Company") adopted the following Resolution in accordance with the Bylaws, Certificates of Incorporation and applicable corporate laws of the State of Delaware, and that the Resolution adopted is still in effect and has not been rescinded or modified as of the date hereof.

     "NOW, THEREFORE, BE IT RESOLVED, that John W. Huey is authorized to sign a Registration Statement on Form S-8 (the "S-8 Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the offering of Common Stock of the Company under the Butler Manufacturing Company Stock Incentive Plan of 2002 (the "Stock Incentive Plan") and the 2002 Stock Option Plan for Outside Directors (the "Directors Plan" and together with the Stock Incentive Plan, the "Plans"), and any and all amendments thereto, on behalf of the principal executive officers, principal accounting officer, principal financial officer and directors of the Company, pursuant to a power or powers of attorney duly executed by the persons holding such offices;"

     IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of April, 2002.

                                          BUTLER MANUFACTURING COMPANY

                                          By:/s/ John W. Huey
                                                 John W. Huey, Secretary